Exhibit 8.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +202.637.2200 Fax: +202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
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October 9, 2007	Hong Kong	San Diego
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Longtop Financial Technologies Limited

15/F, Block A, Chuangxin Building

Software Park

Xiamen, 361005

People’s Republic of China

Re:	Longtop Financial Technologies Limited
Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special U.S. counsel to Longtop Financial Technologies Limited, a company organized under the laws of the Cayman Islands (the “Company”), in connection with the proposed public offering of American Depositary Shares (“ADSs”), each of which represents one ordinary share, par value $0.01 per share (the “Ordinary Shares”), of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 2, 2007, as amended to date (the “Registration Statement”). You have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation – United States Federal Income Taxation.”

The facts and relevant agreements, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement, the Deposit Agreement (the “Deposit Agreement”) by and between the Company and Deutsche Bank Trust Company Americas (the “Depositary”), the letter agreement (the “Letter Agreement”) from the Depositary to the Company regarding pre-releases of American Depositary Receipts of ADSs, and the Company’s responses to our examinations and inquiries.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

October 9, 2007

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation – United States Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of an investment in the ADSs or Ordinary Shares.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with the offering of the ADSs, or the failure to comply with the terms of the Deposit Agreement or the Letter Agreement, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP